Exhibit 10.8

Execution Version

EXTENSION AGREEMENT AND AMENDMENT No. 1, dated as of April 12, 2012 (this “Extension Agreement and Amendment”), to the Credit Agreement, dated as of March 10, 2006 (as amended and restated on March 2, 2011, the “Credit Agreement”), among Serena Software, Inc. (the “Borrower”), the lending institutions from time to time parties thereto (each, a “Lender” and, collectively, the “Lenders”), Barclays Bank PLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, and the other parties thereto. Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement.

WHEREAS, Section 2.15 of the Credit Agreement permits the Lenders of any Existing Term Loan Class, upon request of the Borrower, to extend the scheduled maturity date of any payment of principal with respect to all or a portion of such Term Loans by exchanging all or such portion, respectively, of such Term Loans into Extended Term Loans pursuant to the procedures described therein;

WHEREAS, in accordance with such procedures, the Borrower has requested that the 2013 Term Lenders extend the scheduled maturity of up to $117,398,985.80 in aggregate principal amount of 2013 Term Loans, such extension to be effected by exchanging up to such amount of 2013 Term Loans into 2016 Tranche B Term Loans (as defined below), in each case subject to the terms and conditions set forth herein;

WHEREAS, each 2013 Term Lender party hereto has agreed subject to the terms and conditions set forth herein, to exchange up to the principal amount of its 2013 Term Loans set forth on such 2013 Term Lender’s signature page hereto into 2016 Tranche B Term Loans;

WHEREAS, Section 2.15(c) of the Credit Agreement permits, subject to the limitations set forth therein, the Credit Parties, the Administrative Agent and the 2013 Term Lenders party hereto to enter into this Extension Agreement and Amendment without the consent of any other Lenders to establish such 2016 Tranche B Term Loans and effect certain amendments to the Credit Agreement and the other Credit Documents with respect to such 2016 Tranche B Term Loans as the Credit Parties, the Administrative Agent and the 2013 Term Lenders party hereto may agree;

WHEREAS, in accordance with Section 2.14 of the Credit Agreement, the Company has requested that New Term Loan Lenders collectively provide New Term Loan Commitments in respect of New Term Loans in an aggregate amount equal to $15,856,675.35 on the Extension Agreement No. 1 Effective Date, in accordance with the incremental facility Joinder Agreement attached hereto as Annex A (the “2016 Tranche B Incremental Joinder”), which New Term Loans shall be deemed for all purposes under the Credit Agreement 2016 Tranche B Term Loans (as defined below);

WHEREAS, Section 13.1 of the Credit Agreement provides that the relevant Credit Parties and the Required Lenders may amend the Credit Agreement and the other Loan Documents for certain purposes;

WHEREAS, the Credit Parties desire to amend the Credit Agreement to permit the incurrence of the New Term Loans without reducing the aggregate principal amount of indebtedness previously permitted to be incurred under Section 2.14 of the Credit Agreement so long as the proceeds of such incurrence are used to prepay Term Loans, as more particularly provided in clauses (r)-(y) of Section 2 hereof (the “Incremental Amendment”);

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1 Establishment of Extension Series.

(a) There is hereby established under the Credit Agreement an Extension Series of Extended Term Loans which shall be titled the “2016 Tranche B Term Loans” having the terms set forth herein and in the Credit Agreement, as amended hereby (such Term Loans, the “2016 Tranche B Term Loans” and each Lender holding such 2016 Tranche B Term Loans, a “2016 Tranche B Term Lender”) and references in the Credit Agreement to Term Loans and Extended Term Loans shall include, without limitation, the 2016 Tranche B Term Loans. The Existing Class with respect to the 2016 Tranche B Term Loans for purposes of the Credit Agreement shall be the 2013 Term Loans and all references in the Credit Agreement to “Existing Class” when used with respect to the 2016 Tranche B Term Loans shall refer to the 2013 Term Loans.

(b) Each 2013 Term Lender that delivers an executed signature page to this Extension Agreement and Amendment (a “Submitting Lender”) prior to the Extension Agreement and Amendment No. 1 Effective Date (as defined below) irrevocably offers for exchange into 2016 Tranche B Term Loans the aggregate principal amount of its 2013 Term Loans set forth on such Submitting Lender’s signature page. On the Extension Agreement and Amendment No. 1 Effective Date (as defined below), each Submitting Lender hereby agrees that (i) the aggregate principal amount of its 2013 Term Loans set forth on such Submitting Lender’s signature page hereto shall automatically (and without any further action on the part of any party to this Extension Agreement and Amendment or the Credit Agreement) be exchanged into and reclassified to become a 2016 Tranche B Term Loan to the Borrower of an equal principal amount and denominated in Dollars (but subject to the Borrower’s right, pursuant to Section 1(c) of this Extension Agreement and Amendment, to accept less than the full amount offered for exchange by each Submitting Lender, in which case such lesser amount shall be exchanged into 2016 Tranche B Term Loans), and (ii) the remainder (if any) of its 2013 Term Loans will, after giving effect to this Extension Agreement and Amendment, remain outstanding as 2013 Term Loans on the same terms as in existence prior to the Extension Agreement and Amendment No. 1 Effective Date. On the Extension Agreement and Amendment No. 1 Effective Date, after giving effect to this Extension Agreement and Amendment, the aggregate principal amount of 2016 Tranche B Term Loans and the aggregate principal amount of 2013 Term Loans shall be set forth on Schedule I hereto.

(c) At any time prior to the Extension Agreement and Amendment No. 1 Effective Date, the Borrower shall have the right (x) to withdraw and terminate its Extension Request with respect to this Extension Agreement and Amendment, (y) to reduce the aggregate principal amount of 2013 Term Loans that it seeks to exchange into 2016 Tranche B Term Loans hereunder or (z) to accept less than the full amount of 2013 Term Loans offered by each Submitting Lender for exchange into 2016 Tranche B Term Loans, in each case in its sole and absolute discretion and without penalty; provided that, the Administrative Agent shall notify each Submitting Lender prior to the Extension Agreement and Amendment No. 1 Effective Date of the amount of 2016 Tranche B Term Loans to be held by such Submitting Lender (which amount will not exceed the principal amount of 2013 Term Loans set forth on its signature page hereto).

(d) All accrued and unpaid amounts (including interest) owing by the Borrower under the Credit Agreement with respect to any 2013 Term Loan (or portion thereof, if applicable) exchanged to a 2016 Tranche B Term Loan to but not including the Extension Agreement and Amendment No. 1 Effective Date shall automatically convert to an equal amount of equivalent accrued and unpaid obligations owing with respect to the 2016 Tranche B Term Loan into which such 2013 Term Loan (or portion thereof, if applicable) was exchanged and shall be payable at the same times as such amounts would have been payable with respect to such exchanged 2013 Term Loan (or portion thereof, if applicable) if such conversion had not occurred; provided that, such accrued and unpaid amounts (including interest) shall not be capitalized into principal of the 2016 Tranche B Term Loans nor shall any interest accrue thereon.

(e) On and after the Extension Agreement and Amendment No. 1 Effective Date, interest shall accrue on the 2016 Tranche B Term Loans at the rate provided for in the Credit Agreement after giving effect to this Extension Agreement and Amendment. Each 2016 Tranche B Term Loan (or portion thereof, if applicable) that was exchanged from any 2013 Term Loan (or portion thereof, if applicable) that was a LIBOR Term Loan immediately prior to such conversion shall initially be deemed to be a Borrowing of a 2016 Tranche B Term Loan that is a LIBOR Term Loan with an initial Interest Period equal to the remaining duration (as of the Extension Agreement and Amendment No. 1 Effective Date) of the Interest Period applicable to such Borrowing of a 2013 Term Loan; provided, however, that it is understood and agreed that in no event shall any conversion or extension of any Loan, or any other transaction specifically contemplated by this Extension Agreement and Amendment, constitute a repayment, conversion or other event with respect to such Loan that would result in the application or operation of the provisions of Section 2.11 of the Credit Agreement.

(f) Except as expressly provided in this Extension Agreement and Amendment or in the Credit Agreement (after giving effect to this Extension Agreement and Amendment and to any subsequent amendment or other modification to the Credit Agreement in accordance with its terms), the terms of the 2016 Tranche B Term Loans shall be identical to those applicable to the 2013 Term Loans.

(g) Each 2016 Tranche B Term Lender party hereto agrees and acknowledges that the New Term Loan created pursuant to the 2016 Tranche B Incremental Joinder shall be deemed 2016 Tranche B Term Loans for all purposes under the Credit Agreement.

Section 2 Amendments to the Credit Agreement.

(a) Section 1.1 of the Credit Agreement is hereby amended as of the Extension Agreement and Amendment No. 1 Effective Date by adding the following definitions in proper alphabetical order:

“2016 Tranche B Repayment Amount” shall have the meaning provided in Section 2.5(b)(ii).

“2016 Tranche B Repayment Date” shall have the meaning provided in Section 2.5(b)(ii).

“2016 Tranche B Term Loan” shall mean a 2016 Tranche B Term Loan created from either the exchange of one or more 2013 Term Loans on the Extension Agreement and Amendment No. 1 Effective Date pursuant to Section 1(b) of Extension Agreement and Amendment No. 1 and in accordance with Section 2.15 of this Agreement or from the New Term Loans provided pursuant to the 2016 Tranche B Incremental Joinder attached to, and as defined in, the Extension Agreement and Amendment No. 1.

“2016 Tranche B Term Loan Facility” shall mean the 2016 Tranche B Term Loans.

“2016 Tranche B Term Lender” shall mean a Lender with an outstanding 2016 Tranche B Term Loan.

“2016 Tranche B Term Loan Maturity Date” shall mean March 10, 2016, or, if such date is not a Business Day, the first Business Day thereafter; provided that if on the 2016 Term Loan Trigger Date (as defined in the definition of “2016 Term Loan Maturity Date”) any of the original principal amount of the Senior Subordinated Notes remain outstanding with a final maturity date that is not later than 91 days later than March 10, 2016, the 2016 Tranche B Term Loans outstanding shall be due and payable in full on, and the 2016 Tranche B Term Loan Maturity Date shall be, the 2016 Term Loan Trigger Date.

“Effective Yield” means, as to any Loans of any Class, the effective yield on such Loans as determined by the Administrative Agent, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the life to maturity of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding any arrangement, structuring or other fees payable to arrangers, bookrunners, agents or entities operating in a similar capacity or receiving similar titles in connection therewith that are not generally shared with the relevant Lenders and customary consent fees paid generally to consenting Lenders.

“Extension Agreement and Amendment No. 1” shall mean Extension Agreement and Amendment No. 1 to this Agreement dated as of April 12, 2012.

“Extension Agreement and Amendment No. 1 Effective Date” shall mean April 12, 2012, the first Business Day on which all conditions precedent set forth in Section 4 of Extension Agreement and Amendment No. 1 were satisfied.

(b) Section 1.1 of the Credit Agreement is hereby amended effective as of the Extension Agreement and Amendment No. 1 Effective Date by inserting at the end of the definition of “ABR” the following:

Notwithstanding anything to the contrary in this Agreement, ABR in respect of 2016 Tranche B Term Loans shall at no time be less than 2.00% per annum.

(c) Section 1.1 of the Credit Agreement is hereby amended as of the Extension Agreement and Amendment No. 1 Effective Date by deleting the word “and” at the beginning of clause (d) in the definition of “Applicable ABR Margin” and by inserting immediately following clause (d) thereof the following new clause:

and (e) each ABR Term Loan that is a 2016 Tranche B Term Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable ABR Margin for 2016 Tranche B Term Loans
Level A Status	3.25%
Level B Status	3.00%

(d) Section 1.1 of the Credit Agreement is hereby amended effective as of the Extension Agreement and Amendment No. 1 Effective Date by deleting the word “and” at the beginning of clause (d) in the definition of “Applicable LIBOR Margin” and by inserting immediately following clause (d) thereof the following new clause:

and (e) each LIBOR Term Loan that is a 2016 Tranche B Term Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable LIBOR Margin for 2016 Tranche B Term Loans
Level A Status	4.25%
Level B Status	4.00%

(e) Section 1.1 of the Credit Agreement is hereby amended effective as of the Extension Agreement and Amendment No. 1 Effective Date by deleting the second sentence of the definition of “Existing Term Loan Class” and replacing it with the following:

The 2013 Term Loan Facility shall be deemed to be the Existing Term Loan Class from which the 2016 Term Loans and the 2016 Tranche B Term Loans were extended for all purposes of this Agreement.

(f) Section 1.1 of the Credit Agreement is hereby amended effective as of the Extension Agreement and Amendment No. 1 Effective Date by deleting the second sentence of the definition of “Extended Term Loan Facility” and replacing it with the following:

The 2016 Term Loan Facility and the 2016 Tranche B Term Loan Facility shall each be deemed to be an Extended Term Loan Facility for all purposes of this Agreement.

(g) Section 1.1 of the Credit Agreement is hereby amended effective as of the Extension Agreement and Amendment No. 1 Effective Date by deleting the second sentence of the definition of “Extended Term Loans” and replacing it with the following:

The 2016 Term Loans and the 2016 Tranche B Term Loans shall each be deemed to be Extended Term Loans for all purposes of this Agreement.

(h) Section 1.1 of the Credit Agreement is hereby amended effective as of the Extension Agreement and Amendment No. 1 Effective Date by deleting the second sentence of the definition of “Extending Lender” and replacing it with the following:

The 2015 Revolving Credit Lenders, the 2016 Term Lenders and the 2016 Tranche B Term Lenders shall each be deemed to be Extending Lenders for all purposes of this Agreement.

(i) Section 1.1 of the Credit Agreement is hereby amended effective as of the Extension Agreement and Amendment No. 1 Effective Date by inserting at the end of the definition of “LIBOR Rate” the following:

Notwithstanding anything to the contrary in this Agreement, the LIBOR Rate in respect of 2016 Tranche B Term Loans shall at no time be less than 1.00% per annum.

(j) Section 1.1 of the Credit Agreement is hereby amended effective as of the Extension Agreement and Amendment No. 1 Effective Date by deleting the definition of “Maturity Date” contained therein and replacing it with the following:

“Maturity Date” shall mean the 2013 Term Loan Maturity Date, the 2016 Term Loan Maturity Date, the 2012 Revolving Credit Maturity Date, the 2015 Revolving Credit Maturity Date, the 2016 Tranche B Term Loan Maturity Date, any New Term Loan Maturity Date, any maturity date related to any Extension Series of Extended Term Loans

(other than the 2016 Term Loans and the 2016 Tranche B Term Loans) and any maturity date related to any Extension Series of Extended Revolving Credit Commitments (other than 2015 Revolving Credit Commitments).

(k) Section 1.1 of the Credit Agreement is hereby amended effective as of the Extension Agreement and Amendment No. 1 Effective Date by deleting the definition of “Repricing Transaction” contained therein and replacing it with the following:

“Repricing Transaction” means (i) with respect to the 2016 Term Loans, the prepayment or refinancing of all or a portion of the 2016 Term Loans with the incurrence by any Credit Party of any long-term bank debt financing incurred for the primary purpose of repaying, refinancing, substituting or replacing the 2016 Term Loans at an effective interest cost or weighted average yield (as determined by the Administrative Agent consistent with generally accepted financial practice and, in any event, excluding any arrangement or commitment fees in connection therewith) that is less than the interest rate for or weighted average yield (as determined by the Administrative Agent on the same basis) of the 2016 Term Loans, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, the 2016 Term Loans and (ii) with respect to the 2016 Tranche B Term Loans, the prepayment or refinancing of all or a portion of the 2016 Tranche B Term Loans with the incurrence by any Credit Party of any long-term bank debt financing incurred for the primary purpose of repaying, refinancing, substituting or replacing the 2016 Tranche B Term Loans at an effective interest cost or weighted average yield (as determined by the Administrative Agent consistent with generally accepted financial practice and, in any event, excluding any arrangement or commitment fees in connection therewith) that is less than the interest rate for or weighted average yield (as determined by the Administrative Agent on the same basis) of the 2016 Tranche B Term Loans, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, the 2016 Tranche B Term Loans.

(l) Section 2.5(b)(ii) of the Credit Agreement is hereby amended effective as of the Extension Agreement and Amendment No. 1 Effective Date by inserting immediately after the last sentence thereof the following:

The Borrower shall repay to the Administrative Agent, for the benefit of the 2016 Tranche B Term Lenders, on each date set forth below (each, a “2016 Tranche B Repayment Date” (which for the avoidance of doubt, shall constitute an “Extended Repayment Date” under the Credit Agreement), a principal amount in respect of the 2016 Tranche B Term Loans equal to (x) the outstanding principal amount of 2016 Tranche B Term Loans on the Extension Agreement and Amendment No. 1 Effective Date (immediately after giving effect to the Extension Agreement and Amendment No. 1) multiplied by (y) the percentage set forth below opposite such 2016 Tranche B Repayment Date (each, a “2016 Tranche B Repayment Amount”):

Date	2016 Tranche B Repayment Amount

March 31, 2012	0.25%
June 30, 2012	0.25%
September 30, 2012	0.25%
December 31, 2012	0.25%
March 31, 2013	0.25%
June 30, 2013	0.25%
September 30, 2013	0.25%
December 31, 2013	0.25%
March 31, 2014	0.25%
June 30, 2014	0.25%
September 30, 2014	0.25%
December 31, 2014	0.25%
March 31, 2015	0.25%
June 30, 2015	0.25%
September 30, 2015	0.25%
December 31, 2015	0.25%
2016 Tranche B Term Loan Maturity Date	“Balance of outstanding 2016 Tranche B Term Loans”

It is understood and agreed that all such 2016 Tranche B Repayment Amounts (other than the balance of such Term Loans due on the 2016 Tranche B Term Loan Maturity Date) have been satisfied by the optional and mandatory prepayments of Term Loans made since the Closing Date in accordance with Sections 5.1 and 5.2(c) of the Credit Agreement.

(m) Section 2.14(d) of the Credit Agreement is hereby amended effective as of the Extension Agreement and Amendment No. 1 Effective Date by inserting immediately after the last sentence thereof the following:

Notwithstanding the foregoing, if the Effective Yield applicable to any New Term Loans (other than the New Term Loans that are 2016 Tranche B Term Loans incurred on the Extension Agreement and Amendment No. 1 Effective Date) is higher than the Effective Yield for the 2016 Term Loans and/or the 2016 Tranche B Term Loans by more than 0.25% per annum, then the interest rate margins for the 2016 Term Loans and/or 2016 Tranche B Term Loans, as applicable, shall be immediately increased to the extent necessary so that the applicable Effective Yield for the 2016 Term Loans and/or the 2016 Tranche B Term Loans, as the case may be, is equal to the Effective Yield for such New Term Loans minus 0.25% per annum; provided, further that, in determining the Effective Yield applicable to the 2016 Term Loans or the 2016 Tranche B Term Loans and such New Term Loans, if the New Term Loans include an interest rate floor greater than the interest rate floor applicable to the 2016 Term Loans or the 2016 Tranche B Term Loans, as applicable, such increased amount shall be equated to interest rate margin for purposes of determining whether an increase to the applicable interest rate margins for the 2016 Term Loans or 2016 Tranche B Term Loans shall be required under the terms set forth above. To the extent an increase in the interest rate floor in the 2016 Term Loans or 2016 Tranche B Term Loans would cause an increase in the interest rate then in effect, the interest rate floor (but not the interest rate margin) applicable to such 2016 Term Loans or 2016 Tranche B Term Loans, as applicable, shall be increased by such increased amount.

(n) Section 5.1 of the Credit Agreement is hereby amended effective as of the Extension Agreement and Amendment No. 1 Effective Date by inserting “with respect to the 2016 Term Loans” after the words “Repricing Transaction” in clauses (x) and (y) of the last sentence thereof.

(o) Section 5.1 of the Credit Agreement is hereby amended effective as of the Extension Agreement and Amendment No. 1 Effective Date by inserting the following at the end of the last sentence thereof:

In the event that, on or prior to the first anniversary of the Extension Agreement and Amendment No. 1 Effective Date, the Borrower (x) makes any prepayment of 2016 Tranche B Term Loans in connection with any Repricing Transaction with respect to the 2016 Tranche B Term Loans or (y) effects any amendment of this Agreement resulting in a Repricing Transaction with respect to the 2016 Tranche B Term Loans, the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable 2016 Tranche B Term Lender, (I) in the case of clause (x), a prepayment premium of on or prior to the first anniversary of the Extension Agreement and Amendment No. 1 Effective Date, 1% of the aggregate principal amount of the 2016 Tranche B Term Loans being prepaid and (II) in the case of clause (y), a payment equal to on or prior to the first anniversary of the Extension Agreement and Amendment No. 1 Effective Date, 1% of the aggregate principal amount of the 2016 Tranche B Term Loans outstanding immediately prior to such amendment.

(p) Section 13.6(d) of the Credit Agreement is hereby amended by deleting the second sentence of such clause and replacing it with the following:

In order to facilitate such pledge or assignment, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit I-1, I-2, I-3 , I-4, I-5 or I-6, as the case may be, evidencing the 2013 Term Loans, the 2016 Term Loans, 2012 Revolving Credit Loans, 2015 Revolving Credit Loans and Swingline Loans, New Term Loans and the 2016 Tranche B Term Loans, respectively, owing to such Lender (each, a “Note”).

(q) The Credit Agreement is hereby amended by attaching thereto an Exhibit I-6 substantially in the form of Exhibit I-6 hereto.

(r) Subject to the receipt of executed counterparts to this Extension Agreement and Amendment on or prior to the Extension Agreement and Amendment No. 1 Effective Date from Lenders (including, for the avoidance of doubt, the Submitting Lenders) constituting the Required Lenders, Section 1.1 of the Credit Agreement is amended by adding the following new defined terms in proper alphabetical order:

“Incremental Limit” shall have the meaning provided in Section 2.14(a).

“New Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any of the Restricted Subsidiaries of (x) any New Term Loans incurred in reliance on the proviso in the first sentence of Section 2.14(a) hereof or (y) any Permitted Other Debt.

(s) Subject to the receipt of executed counterparts to this Extension Agreement and Amendment on or prior to the Extension Agreement and Amendment No. 1 Effective Date from Lenders (including, for the avoidance of doubt, the Submitting Lenders) constituting the Required Lenders, Section 1.1 of the Credit Agreement is amended by replacing “5.2(a)(i)” at the end of the definition of “Permitted Other Debt” with “5.2(f)”.

(t) Subject to the receipt of executed counterparts to this Extension Agreement and Amendment on or prior to the Extension Agreement and Amendment No. 1 Effective Date from Lenders (including, for the avoidance of doubt, the Submitting Lenders) constituting the Required Lenders, Section 1.1 of the Credit Agreement is amended by deleting the definition of “Debt Incurrence Prepayment Event” contained therein and replacing it with the following:

“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness (including any issuance by the Borrower of Permitted Additional Notes to the extent the Net Cash Proceeds are not used for a Permitted Acquisition, but excluding any Indebtedness permitted to be issued or incurred under Section 10.1(A), other than Section 10.1(A)(o)).

(u) Subject to the receipt of executed counterparts to this Extension Agreement and Amendment on or prior to the Extension Agreement and Amendment No. 1 Effective Date from Lenders (including, for the avoidance of doubt, the Submitting Lenders) constituting the Required Lenders, the definition of “Net Cash Proceeds” in Section 1.1 of the Credit Agreement is amended by inserting the words “or any New Debt Incurrence Prepayment Event” after each occurrence of the words “Prepayment Event” in the lead-in sentence and clause (v) of such definition.

(v) Subject to the receipt of executed counterparts to this Extension Agreement and Amendment on or prior to the Extension Agreement and Amendment No. 1 Effective Date from Lenders (including, for the avoidance of doubt, the Submitting Lenders) constituting the Required Lenders, Section 2.14(a) of the Credit Agreement is amended by deleting the first sentence of such clause and replacing it with the following:

The Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more (x) New Term Loan commitments (the “New Term Loan Commitments”) and/or (y) additional revolving credit commitments (the “New Revolving Credit Commitment” and, together with the New Loan Commitments, the “New Loan Commitments”), by an aggregate amount not in excess of $150,000,000 in the aggregate and not less than $25,000,000 individually (or such lesser amount which shall be approved by the Administrative Agent or such lesser amount that shall constitute the difference between $150,000,000 and all such New Loan Commitments obtained prior to such date), and integral multiples of $5,000,000 in excess of that amount (the “Incremental Limit”); provided that New Term Loans may be incurred without regard to the Incremental Limit, to the extent that the Net Cash Proceeds from such New Term Loans are used on the date of incurrence of such New Term Loans to prepay Term Loans in accordance with the procedures set forth in Section 5.2(f).

(w) Subject to the receipt of executed counterparts to this Extension Agreement and Amendment on or prior to the Extension Agreement and Amendment No. 1 Effective Date from Lenders (including, for the avoidance of doubt, the Submitting Lenders) constituting the Required Lenders, Section 5.2(f) of the Credit Agreement is amended by deleting the word “[Reserved]” therein and replacing it with the following:

(f) (i) On each occasion that a New Debt Incurrence Prepayment Event occurs, the Borrower shall, within one Business Day after the receipt of the Net Cash Proceeds from the occurrence of such New Debt Incurrence Prepayment Event, at the Borrower’s election as to the allocation of such Net Cash Proceeds as among any and all of the Classes, prepay Term Loans in accordance with clause (f)(ii) and clause (d) above.

(ii) Each prepayment of Term Loans required by Section 5.2(f)(i) shall be allocated to any Class or Classes of Term Loans in such manner as the Borrower may determine and be applied to reduce the scheduled Repayment Amounts in such order of maturity as the Borrower may determine. For the avoidance of doubt, the Borrower may prepay Term Loans of an Existing Term Loan Class pursuant to Section 5.2(f)(i) without any requirement to prepay Extended Term Loans that were exchanged from such Existing Term Loan Class or prepay Term Loans of any Class of Extended Term Loans pursuant to Section 5.2(f)(i) without any requirement to prepay Term Loans of the Existing Term Loan Class from which they were exchanged. In the event that the Borrower does not specify the order in which to apply prepayments to reduce Repayment Amounts, the Borrower shall be deemed to have elected that such proceeds be applied to reduce the Repayment Amounts in direct order of maturity. All prepayments under Section 5.2(f)(i) shall also be subject to the provisions of 5.2(d). At the Borrower’s election in connection with any prepayment pursuant to Section 5.2(f)(i), such prepayment shall not be applied to any Loan of a Defaulting Lender.

(x) Subject to the receipt of executed counterparts to this Extension Agreement and Amendment on or prior to the Extension Agreement and Amendment No. 1 Effective Date from Lenders (including, for the avoidance of doubt, the Submitting Lenders) constituting the Required Lenders, Section 10.1(A) of the Credit Agreement is amended by replacing clause (o) with the following:

(o) Indebtedness in respect of Permitted Additional Notes to the extent that the Net Cash Proceeds therefrom are, immediately after the receipt thereof, applied to the prepayment of Term Loans in accordance with Section 5.2;

(y) Subject to the receipt of executed counterparts to this Extension Agreement and Amendment on or prior to the Extension Agreement and Amendment No. 1 Effective Date from Lenders (including, for the avoidance of doubt, the Submitting Lenders) constituting the Required Lenders, Section 10.1(A) of the Credit Agreement is amended by replacing the “.” at the end of clause (p) with “; and” and immediately thereafter adding the following new clause (q):

(q) Indebtedness in respect of (i) Permitted Other Debt issued or incurred in exchange for, or to the extent the Net Cash Proceeds therefrom are applied to the prepayment of, Term Loans in the manner set forth in Section 5.2, and (ii) any refinancing, refunding, renewal or extension of any Permitted Other Debt incurred pursuant to subclause (i) above; provided that, in the case of this clause (ii), except to the extent otherwise permitted hereunder, (A) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal, extension or prepayment (except for any original issue discount thereon and the amount of fees, accrued interest, expenses and premium in connection with such refinancing) and (B) such Indebtedness otherwise complies with the definition of Permitted Other Debt; and

Section 3 Representations and Warranties, No Default. Each Borrower represents and warrants to the Lenders as of the Extension Agreement and Amendment No. 1 Effective Date:

(a) Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Extension Agreement and Amendment and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Extension Agreement and Amendment. Each Credit Party has duly executed and delivered this Extension Agreement and Amendment and this Extension Agreement and Amendment constitutes the legal, valid and binding obligation of each Credit Party, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

(b) Neither the execution, delivery or performance by any Credit Party of this Extension Agreement and Amendment nor compliance with the terms and provisions hereof will (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party (other than Liens created under the Credit Documents or this Extension Agreement and Amendment) pursuant to, the terms of any material indenture (including the Senior Subordinated Notes Indenture), loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which any Credit Party is a party or by which it or any of its property or assets is bound or (c) violate any provision of its certificate of incorporation, bylaws or other constitutional documents, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect.

(c) The representations and warranties set forth in Section 8 of the Credit Agreement (other than Section 8.17 of the Credit Agreement) or in any Credit Document are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

(d) At the time of and after giving effect to this Extension Agreement and Amendment, no Default or Event of Default has occurred and is continuing.

Section 4 Conditions to Effectiveness of this Extension Agreement and Amendment. This Extension Agreement and Amendment will become effective on the date (such date, the “Extension Agreement and Amendment No. 1 Effective Date”) that the following conditions have been satisfied:

(a) receipt by the Administrative Agent of executed signature pages to this Extension Agreement and Amendment from the 2013 Term Lenders requesting to exchange all or any portion satisfactory to the Borrower (in its sole discretion) of the aggregate principal amount of 2013 Term Loans into 2016 Tranche B Term Loans and each Credit Party (which signature page shall also be deemed a consent to the Incremental Amendment);

(b) receipt by the Administrative Agent of executed signature pages to this Extension Agreement and Amendment from the Required Lenders consenting to the Incremental Amendment;

(c) receipt by the Administrative Agent from the Borrower of an opinion of counsel from Simpson Thacher & Bartlett LLP reasonably acceptable to the Administrative Agent covering such matters as are required pursuant to Sections 2.15(c) and 2.14 of the Credit Agreement;

(d) receipt by the Administrative Agent of (x) a fee payable in U.S. Dollars for the account of each 2013 Term Lender (other than a Defaulting Lender) that has returned an executed signature page to the Extension Agreement to the Administrative Agent prior to the date hereof in an amount of 1.50% of the amount of 2013 Term Loans exchanged by such 2013 Term Lender into 2016 Tranche B Term Loans and (y) the fees payable to New Term Loan Lenders as set forth in the 2016 Tranche B Incremental Joinder;

(e) receipt by the Administrative Agent of executed signature pages to the 2016 Tranche B Incremental Joinder from the New Term Loan Lenders party thereto and the Borrower;

(f) the fees in the amounts previously agreed in writing by the Administrative Agent to be received on the Extension Agreement and Amendment No. 1 Effective Date and all reasonable out-of-pocket expenses (including the reasonable fees, disbursements and other charges of the Administrative Agent’s outside counsel) for which invoices have been presented on or prior to the Extension Agreement and Amendment No. 1 Effective Date shall have been paid; and

(g) each Credit Party shall have obtained all corporate authorizations and other consents necessary in connection with the transactions contemplated by this Agreement.

Section 5 Successors and Assigns; Third-Party Beneficiaries. This Extension Agreement and Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of (x) the 2016 Tranche B Term Lenders and (y) with respect to Section 2(m) only (including the definitions referenced therein), the 2016 Term Lenders (it being understood that rights of assignment of the parties hereto are subject to the further provisions of subsection 13.6 of the Credit Agreement). For the avoidance of doubt, the 2016 Term Lenders and their successors and assigns shall be third party beneficiaries of this Extension Agreement and Amendment solely with respect to Section 2(m) (including the definitions referenced therein).

Section 6 Counterparts. This Extension Agreement and Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Extension Agreement and Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 7 Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8 Headings. The headings of this Extension Agreement and Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9 Effect of Extension Agreement and Amendment. Except as expressly set forth herein, this Extension Agreement and Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the other Secured Parties under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Credit Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Credit Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Credit Party reaffirms its obligations under the Credit Documents to which it is party and the validity of the Liens granted by it pursuant to the Security Documents. From and after the Extension Agreement and Amendment No. 1 Effective Date, all references to the Credit Agreement in any Credit Document shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Extension Agreement and Amendment.

Section 10 Waiver. To the extent the 2016 Tranche B Incremental Joinder becomes effective on less than five Business Days notice, each Lender party to this Extension Agreement and Amendment agrees to waive the requirement set forth in Section 2.14(a) of the Credit Agreement that the Borrower provide the Administrative Agent such five Business Day notice. In addition, each Lender party to this Extension Agreement and Amendment hereby waives the requirement set forth in Section 2.14(a) of the Credit Agreement that New Term Loan Commitments be in increments of $5,000,000.

IN WITNESS WHEREOF, the parties hereto have caused this Extension Agreement and Amendment to be duly executed as of the date first above written.

SERENA SOFTWARE, INC.

By:
Name:
Title:

BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent

By:
Name:
Title:

Extension Election and Signature Page to Extension Agreement and Amendment No. 1

The undersigned hereby consents to the terms of Extension Agreement and Amendment No. 1 and offers the amount indicated below of its outstanding 2013 Term Loans for conversion to 2016 Tranche B Term Loans on the Extension Agreement and Amendment No. 1 Effective Date.

[INSERT LENDER NAME], as a 2013 Term Lender,

By:
Name:
Title:

Maximum principal amount of existing 2013 Term Loans of the below-named Lender offered for conversion to 2016 Tranche B Term Loans:

$

Consenting Required Lender Signature Page to Extension Agreement and Amendment No. 1

The undersigned hereby consents to the amendments reflected in Extension Agreement and Amendment No. 1, including without limitation the Incremental Amendment.

[INSERT LENDER NAME]

,
as a Lender

By:
Name:
Title:

ANNEX A

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of April 12, 2012 (this “Agreement”), by and among BARCLAYS BANK PLC (the “New Loan Lender”), SERENA SOFTWARE, INC., (the “Borrower”), BARCLAYS BANK PLC, as Administrative Agent and as Collateral Agent.

RECITALS:

WHEREAS, reference is hereby made to the Amended and Restated Credit Agreement, dated as of March 2, 2011 (as amended by the Extension No. 1 Agreement to which this Agreement is attached as an Annex, and as the same may be further amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among Borrower, the lending institutions from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), BARCLAYS BANK PLC, as Administrative Agent and as Collateral Agent, BARCLAYS CAPITAL, as Lead Arranger and Bookrunner, and BARCLAYS CAPITAL, as Syndication Agent. (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement); and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish New Term Loan Commitments by, among other things, entering into one or more Joinder Agreements with New Term Loan Lenders;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

The New Loan Lender party hereto hereby agrees to commit to provide its respective New Term Loan Commitment, as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

The New Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other New Loan Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a New Term Loan Lender.

The New Loan Lender hereby agrees to make its respective New Term Loan Commitment and to provide the New Term Loans on the Business Day of the proposed Borrowing set forth below, subject to and on the following terms and conditions:

Section 10 Applicable Margin. The Applicable LIBOR Margin and the Applicable ABR Margin for each New Term Loan provided pursuant to this Agreement shall be the Applicable LIBOR Margin and Applicable ABR Margin for the 2016 Tranche B Term Loans (as set forth in Extension Agreement No. 1).

Section 11 Principal Payments. The Borrower shall make principal payments on the New Term Loans provided pursuant to this Agreement in accordance with the provisions of Section 2.5(b)(ii) of the Credit Agreement as applicable to 2016 Tranche B Term Loans.

Section 12 Voluntary and Mandatory Prepayments. New Term Loans provided pursuant to this Agreement shall be subject to the provisions of Sections 5.1 and 5.2 of the Credit Agreement as applicable to the 2016 Tranche B Term Loans.

Section 13 Other Fees. Borrower agrees to pay a fee in an amount equal to 1.50% of the aggregate principal amount of New Term Loans actually funded, which will be distributed pro rata to the New Loan Lender in accordance with the amount of their New Term Loans provided pursuant to this Agreement.

Section 14 Proposed Borrowing. This Agreement represents Borrower’s request to borrow New Term Loans from the New Loan Lender as follows (the “Proposed Borrowing”):

(a)	Business Day of Proposed Borrowing: April 12, 2012

(b)	Amount of Proposed Borrowing: $15,856,675.35

(c)	Interest rate option:

a.	LIBOR Loans

with an initial Interest

Period of 2 month(s) expiring June 8, 2012

Section 15 New Loan Lenders. The New Loan Lender acknowledges and agrees that upon its execution of this Agreement and the making of New Term Loans in accordance with this Agreement that the New Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder. The terms of the New Term Loans provided hereunder shall be identical to, and be deemed the same Class as, the 2016 Tranche B Term Loans extended as of the Extension Agreement No. 1 Effective Date pursuant to Extension No. 1 Agreement and the New Term Loans provided hereunder and the New Loan Lender party hereto shall be deemed 2016 Tranche B Term Loans and 2016 Tranche B Term Lenders, respectively, for all purposes under the Credit Agreement and the other Credit Documents.

Section 16 Credit Agreement Governs. Except as set forth in this Agreement, the New Term Loans provided pursuant to this Agreement shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

Section 17 Borrower’s Certifications. By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge, and the Borrower hereby certifies that:

(a)	The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

(b)	No event has occurred and is continuing or would result from the consummation of the proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default; and

(c)	Borrower has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

Section 18 Borrower Covenants. By its execution of this Agreement, the Borrower hereby covenants that:

(a)	Borrower shall deliver or cause to be delivered the legal opinion and documents set forth in Section 4 of Extension Agreement No. 1; and

(b)	Set forth on the attached Officers’ Certificate are the calculations (in reasonable detail) demonstrating compliance with the financial tests described in Section 10.9 and 10.10 of the Credit Agreement as of the last day of the most recently ended fiscal quarter after giving effect to such New Term Loans provided by this Agreement.

Section 19 Notice. For purposes of the Credit Agreement, the initial notice address of the New Loan Lender shall be as set forth below its signature below.

Section 20 Non-US Lenders. For each New Loan Lender that is a Non-US Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Loan Lender may be required to deliver to the Administrative Agent pursuant to subsection 5.4(d) of the Credit Agreement.

Section 21 Recordation of the New Loans. Upon execution and delivery hereof, the Administrative Agent will record the New Term Loans made by the New Loan Lender in the Register as a 2016 Tranche B Term Loan.

Section 22 Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

Section 23 Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents represent the entire agreement among the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the parties hereto relative to the subject matter hereof not expressly set forth or referred to herein or in the Credit Agreement or other Credit Documents.

Section 24 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 25 Severability. Any term or provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 26 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 27 Amount Approval. In accordance with Section 2.14(a) of the Credit Agreement, the Administrative Agent hereby approves the making of New Term Loan Commitments in an amount less than $25,000,000, as contemplated hereby.

[signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of April 12, 2012.

BARCLAYS BANK PLC

By:
Name:
Title:

Notice Address:
Attention:
Telephone:
Facsimile:

SERENA SOFTWARE, INC.

By:

Name:

Title:

Consented to by:

BARCLAYS BANK PLC, as Administrative Agent

By:

Name:

Title:

SCHEDULE A

TO JOINDER AGREEMENT

Name of New Loan Lender	Type of Commitment	Amount

Barclays Bank PLC	New Term Loan Commitment		$15,856,675.35

		Total: $	15,856,675.35